UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 20, 2015

CHUY’S HOLDINGS, INC.
(Exact Name Of Registrant As Specified In Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35603 (Commission File Number)	20-5717694 (IRS Employer Identification No.)

1623 Toomey Rd.
Austin, Texas 78704
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 473-2783

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January, 16, 2015, after expressing a desire to reduce his role with the Company, Mr. Frank Biller resigned from his position as Vice President of Operations Southeast of Chuy’s Holdings, Inc. (the “Company”). Mr. Biller will remain employed by the Company in an advisory role and will continue to assist with the operational development of the Company. The Company's compensation committee has determined that Mr. Biller's outstanding equity awards granted under the Chuy's Holdings, Inc. 2012 Omnibus Equity Incentive Plan will continue to vest until he is no longer employed by the Company.
Mr. Biller will also continue to develop our Director of Operations, John Korman, who will be taking over the Southeast market. Mr. Korman has been with the Company for over 14 years and was our first Supervisor outside of Texas in the Southeast market.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CHUY’S HOLDINGS, INC.

By: /s/ Sharon A. Russell
Name: Sharon A. Russell
Title: Chief Administrative Officer and Secretary

Date: January 20, 2015